Exhibit (d)(iv) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                       Federated Stock and Bond Fund, Inc.

                             SUB-ADVISORY AGREEMENT


     THIS AGREEMENT is made as of January 1, 2004 between FEDERATED EQUITY MANAGEMENT COMPANY OF PENNSYLVANIA, a Delaware statutory trust located in Pittsburgh, Pennsylvania (hereinafter referred to as "Adviser") and FEDERATED INVESTMENT MANAGEMENT COMPANY, a Delaware statutory trust located in Pittsburgh, Pennsylvania (hereinafter referred to as the "Sub-Adviser").

                                   WITNESSETH:

     That the parties hereto, intending to be legally bound hereby agree as follows:

     1. Sub-Adviser hereby agrees to furnish to Adviser in its capacity as investment adviser to Federated Stock and Bond Fund, Inc. ("Fund") such investment advice, statistical and other factual information, as may from time to time be reasonably requested by Adviser for the Fund, which may be offered in one or more classes of shares ("Classes"). Both Adviser and Sub-Adviser are registered as investment advisers under the Investment Advisers Act of 1940.

     2. For its services under this Agreement for the Fund, Sub-Adviser shall receive from Adviser a Sub-Advisory Fee equal to 0.24% of the fixed income portion of the average daily net assets of the Fund. The Sub-Advisory Fee shall be accrued Daily, and paid Daily as set forth in the primary Investment Advisory Contract dated August 1, 1989.

     The Sub-Adviser may from time to time and for such periods as it deems appropriate, reduce its compensation for the Fund (and, if appropriate, assume expenses of the Fund or Class of the Fund) to the extent that the Fund's expenses exceed such lower expense limitation as the Sub-Adviser may, by notice to the Fund, voluntarily declare to be effective.

     3. This Agreement shall begin for the Fund on the date first above written and shall continue in effect for the Fund for two years from the that date and from year to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Directors of the Fund, including a majority of the Directors who are not parties to this Agreement or interested persons of any such party (other than as Directors of the Fund) cast in person at a meeting called for that purpose; and
(b) Adviser shall not have notified the Fund in writing at least sixty (60) days prior to the anniversary date of this Agreement in any year thereafter that it does not desire such continuation with respect to the Fund.

     4. Notwithstanding any provision in this Agreement, it may be terminated for the Fund at any time without the payment of any penalty: (a) by the Directors of the Fund or by a vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act of 1940 ("Act") of the Fund on sixty (60) days' written notice to Adviser; (b) by Sub-Adviser or Adviser upon 120 days' written notice to the other party to this Agreement.

     5. This Agreement shall automatically terminate:

          (a)  in the event of its assignment (as defined in the Act); or

          (b) in the event of termination of the Investment Advisory Contract for any reason whatsoever.

     6. So long as both Adviser and Sub-Adviser shall be legally qualified to act as an investment adviser to the Fund, neither Adviser nor Sub-Adviser shall act as an investment adviser (as such term is defined in the Act) to the Fund except as provided herein and in the Investment Advisory Contract or in such other manner as may be expressly agreed between Adviser and Sub-Adviser.

     Provided, however, that if the Adviser or Sub-Adviser shall resign prior to the end of any term of this Agreement or for any reason be unable or unwilling to serve for a successive term which has been approved by the Directors of the Fund pursuant to the provisions of Paragraph 3 of this Agreement or Paragraph 7 of the Investment Advisory Contract, the remaining party, Sub-Adviser or Adviser as the case may be, shall not be prohibited from serving as an investment adviser to the Fund by reason of the provisions of this Paragraph 6.

     7. This Agreement may be amended from time to time by agreement of the parties hereto provided that such amendment shall be approved both by the vote of a majority of Directors of the Fund, including a majority of Directors who are not parties to this Agreement or interested persons, as defined in Section 2(a)(19) of the Act, of any such party at a meeting called for that purpose, and, where required by Section 15(a)(2) of the Act, by the holders of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Act) of the Fund.

     8. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

     9. Sub-Adviser agrees to maintain the security and confidentiality of nonpublic personal information ("NPI") of Fund customers and consumers, as those terms are defined in Regulation S-P, 17 CFR Part 248. Adviser agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specific law enforcement and miscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by the Fund, in each instance in furtherance of fulfilling Adviser's obligations under this Agreement and consistent with the exceptions provided in 17 CFR Sections 248.14, 248.15 and 248.13, respectively.

     10. Adviser and Sub-Adviser agree that as between Adviser and Sub-Adviser, Adviser shall be solely responsible for the allocation of the Fund's investment portfolio between the equity portion to be managed by Adviser and the fixed income portion to be managed by Sub-Adviser. Adviser shall indemnify and hold harmless the Sub-Adviser from and against any and all claims, damages, losses and expenses resulting from such allocation decisions and incurred by or asserted against by Sub-Adviser, including reasonable attorneys fees and legal expenses of investigating or defending against any such claims.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their duly authorized officers as of the date first above written.

                                    Federated Equity Management Company of
                                    Pennsylvania

                                    By:  /s/ Keith M. Schappert

                                    Name:  Keith M. Schappert

                                    Title:  President




Federated Investment Management Company

                                    By:  /s/ G. Andrew Bonnewell

                                    Name:  G. Andrew Bonnewell

                                    Title:  Vice President


                            LIMITED POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, dated as of January 1, 2004, that Federated Stock and Bond Fund, Inc., a corporation duly organized under the laws of the State of Maryland (the "Corporation"), does hereby nominate, constitute and appoint Federated Investment Management Company, a statutory trust duly organized under the laws of the State of Delaware (the "Sub-Adviser"), to act hereunder as the true and lawful agent and attorney-in-fact of the Corporation, for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as the Sub-Adviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of the Corporation in accordance with Sub-Adviser's supervision of the investment, sale and reinvestment of the funds and assets of the Corporation pursuant to the authority granted to the Adviser as investment adviser of the Corporation that certain investment advisory contract dated January 1, 2004, by and between the Adviser and the Corporation (such investment advisory contract, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Sub- Advisory Contract").

     The Sub-Adviser shall exercise or omit to exercise the powers and authorities granted herein in each case as the Adviser in its sole and absolute discretion deems desirable or appropriate under existing circumstances. The Corporation hereby ratifies and confirms as good and effectual, at law or in equity, all that the Sub-Adviser, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on the Sub-Adviser to act or assume responsibility for any matters referred to above or other matters even though the Sub-Adviser may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Investment Advisory Contract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of the Sub-Adviser under the terms of the Investment Advisory Contract or (iii) exonerate, relieve or release the Sub-Adviser any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Sub-Adviser (x) under the terms of the Investment Advisory Contract or (y) at law, or in equity, for the performance of its duties as the Sub-Adviser of the Corporation.

     The Corporation hereby agrees to indemnify and save harmless the Sub-Adviser and its Trustees, officers and employees (each of the foregoing an "Indemnified Party" and collectively the "Indemnified Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Corporation, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of the Sub-Adviser's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to the Sub-Adviser herein to act on behalf of the Corporation, or the taking of any action under or in connection with any of the foregoing. The obligations of the Corporation under this paragraph shall survive the termination of this Limited Power of Attorney with respect to actions taken by the Sub-Adviser on behalf of the Corporation during the term of this Limited Power of Attorney.

     Any person, partnership, corporation or other legal entity dealing with the Sub-Adviser in its capacity as attorney-in-fact hereunder for the Corporation is hereby expressly put on notice that the Sub-Adviser is acting solely in the capacity as an agent of the Corporation and that any such person, partnership, corporation or other legal entity must look solely to the Corporation for enforcement of any claim against the Corporation, as the Sub-Adviser assumes no personal liability whatsoever for obligations of the Corporation entered into by the Sub-Adviser in its capacity as attorney-in-fact for the Corporation.

     Each person, partnership, corporation or other legal entity which deals with the Corporation through the Sub-Adviser in its capacity as agent and attorney-in-fact of the Corporation, is hereby expressly put on notice that all persons or entities dealing with the Corporation must look solely to the Corporation on whose behalf the Sub-Adviser is acting pursuant to its powers hereunder for enforcement of any claim against the Corporation, as the Directors, officers and/or agents of such Corporation and the shareholders of the Corporation assume no personal liability whatsoever for obligations entered into on behalf of the Corporation.

     The Corporation hereby agrees that no person, partnership, corporation or other legal entity dealing with the Adviser shall be bound to inquire into the Sub-Adviser's power and authority hereunder and any such person, partnership, corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, corporation or other legal entity has received prior written notice from the Corporation that this Limited Power of Attorney has been revoked. This Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Sub- Advisory Contract between the Corporation and the Sub-Adviser. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Corporation at any time provided that no such revocation or termination shall be effective until the Sub-Adviser has received actual notice of such revocation or termination in writing from the Corporation.

     This Limited Power of Attorney constitutes the entire agreement between the Corporation and the Sub-Adviser, may be changed only by a writing signed by both of them, and shall bind and benefit their respective successors and assigns; provided, however, the Sub-Adviser shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Corporation.

     This Limited Power of Attorney shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. If any provision hereof, or any power or authority conferred upon the Sub-Adviser herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon the Sub-Adviser herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

     This Limited Power of Attorney may be executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Corporation when the Corporation shall have executed at least one counterpart and the Sub-Adviser shall have accepted its appointment by executing this Limited Power of Attorney. Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Corporation and the Adviser will execute sufficient counterparts so that the Adviser shall have a counterpart executed by it and the Corporation, and the Corporation shall have a counterpart executed by the Corporation and the Sub-Adviser. Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

     IN WITNESS  WHEREOF,  the  Corporation  has caused  this  Limited  Power of
Attorney to be executed by its duly authorized officer as of the date first written above.

                                       Federated Stock and Bond Fund, Inc.


                                       By:   /s/ J. Christopher Donahue
                                       Name:  J. Christopher Donahue
                                       Title:  President





Accepted and agreed to this
January 1, 2004

Federated Investment Management Comapny


By:  /s/ G. Andrew Bonnewell
Name:  G. Andrew Bonnewell
Title:  Vice President